EXHIBIT 99.15

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that I, W. EDWARD SCHEETZ, do hereby make, constitute and appoint each of David T. Hamamoto, Marc Gordon, Richard Szymanski and Richard J. McCready, acting individually, my true and lawful attorney-in-fact, to execute and deliver in my name and on my behalf whether I am acting individually or as representative of others, any and all filings required to be made by me under the Securities Exchange Act of 1934, (as amended, the “Act”), with respect to securities which may be deemed to be beneficially owned by me under the Act, giving and granting unto each said attorney-in-fact power and authority to act in the premises as fully and to all intents and purposes as I might or could do if personally present by one of my authorized signatories, hereby ratifying and confirming all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

THIS POWER OF ATTORNEY shall remain in full force and effect until either revoked in writing by the undersigned or until such time as the undersigned is no longer required to make filings under the Act with respect to securities which may be deemed to be beneficially owned by the undersigned under the Act.

IN WITNESS WHEREOF, the undersigned has duly subscribed these presents as of February 22, 2005.

/s/ W. Edward Scheetz
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W. Edward Scheetz
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